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Exhibit 23

Consent of Independent Auditors

The Board of Directors
Aeroflex Incorporated:

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-75496, No. 33-88868, No. 33-88878, No. 333-42399, No. 333-42405, No. 333-64611, No. 333-90173, No. 333-31654, No. 333-53626, No. 333-53622, No. 333-61094, No. 333-73646, No. 333-97027, No. 333-97029,333-108606 and 333-103322) and on Form S-3 (No. 333-53618) of Aeroflex Incorporated of our report dated August 13, 2003, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows, for each of the years in the three-year period ended June 30, 2003, and related consolidated financial statement schedule, which report appears in the June 30, 2003 Annual Report on Form 10-K of Aeroflex Incorporated.

/s/ KPMG

Melville, New York September 29, 2003

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  Exhibit 23
Consent of Independent Auditors